Exhbit 3.01

                            ARTICLES OF INCORPORATION

                                       OF

                             THE FLOORING ZONE, INC.


         THE UNDERSIGNED, having associated ourselves together for the purpose of forming a corporation for the transaction of business and the promotion and conduct of the objects and purposes hereinafter stated, under the provisions of and subject to the requirements of the laws of the State of Nevada, do make, record and file these Articles of Incorporation, in writing, and we do hereby certify:

                                    ARTICLE I

         The name of this Corporation shall be: The Flooring Zone, Inc.

                                   ARTICLE II

         The purpose for which said Corporation is formed and the nature of the objects proposed to be transacted and carried on by it is to engage in any and all other lawful activity, as provided by the laws of the State of Nevada.

                                   ARTICLE III

         The Corporation is authorized to issued two classes of shares to be designated, respectively, "common stock" and "preferred stock." The total number of shares shall be one hundred and ten million (110,000,000), all of which shares shall have a par value of $.001 per share but said Capital Stock may be increased or decreased from time to time in accordance with the provisions of the laws of the State of Nevada. The total number of shares of common stock authorized to be issued shall be one hundred million (100,000,000) and the total number of shares of preferred stock authorized to be issued shall be ten million (10,000,000).

         (a)  Common Stock

         Terms of Common Stock.

                  1. Voting Rights. Except as otherwise expressly provided by law or in this Article III, each outstanding share of common stock shall be entitled to one (1) vote on each matter to be voted on by the shareholders of the Corporation.

                  2. Liquidation Rights. Subject to any prior or superior rights of liquidation as may be conferred upon any shares of preferred stock, and after payment or provision for payment of

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the debts and other liabilities of the Corporation, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of stock then outstanding shall be entitled to receive all of the assets and funds of the Corporation remaining and available for distribution. Such assets and funds shall be divided among and paid to the holders of common stock, on a pro-rata basis, according to the number of shares of common stock held by them.

                  3. Dividends. Dividends may be paid on the outstanding shares of common stock as and when declared by the Board of Directors, out of funds legally available therefor.

                  4. Residual Rights. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein or in the Corporation's bylaws or in any amendment hereto or thereto shall be vested in the common stock.

         (b)  Preferred Stock

                  The shares of preferred stock may be issued from time to time in one or more series. The Board of Directors are hereby authorized to establish from time to time by resolution or resolutions the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, including but not limited to the fixing or alteration of the dividend rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of preferred stock, and the number of shares constituting any such series and the designation thereof, or any or all of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                   ARTICLE IV

         The members of the Governing Board of the Corporation are styled Directors. The initial board of directors shall consist of two member. The names and post office addresses of the First Board of Directors are as follows:

         Name                             Address
         ----                             -------

         Jimmy Lee                        3219 Glynn Avenue
                                          Brunswick, Georgia 31520

         Michael Carroll                  3219 Glynn Avenue
                                          Brunswick, Georgia 31520

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                                    ARTICLE V

         The name and address of the incorporator signing these Articles of Incorporation, who is above the age of eighteen (18) years, is as follows:

         Name                             Address
         ----                             -------

         Adam R. Cook                     136 East South Temple, Suite 1700A
                                          Salt Lake City, Utah 84111

                                   ARTICLE VI

         The name and address of the Resident Agent is as follows:

         Name                             Address
         ----                             -------

         Gateway Enterprises, Inc.        3230 East Flamingo Road, Suite 156
                                          Las Vegas, Nevada 89121

and Gateway Enterprises, Inc., does hereby certify that on the 2nd day of May, 2003, they accepted the appointment as Resident Agent of the Corporation in accordance with Section 78.090, N.R.S.

                                                     Gateway Enterprises, Inc.


                                                     /s/ Kurtis D. Hughes, V.P.

                                   ARTICLE VII

         No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of an Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

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                                  ARTICLE VIII

         The provisions of NRS 78.378 to 78.3793, inclusive shall not be applicable to any acquisition of a controlling interest in the Corporation.



         IN WITNESS WHEREOF, I have hereunto subscribed my name this 2nd day of May, 2003.



                                                    /s/ Adam R. Cook
                                                    Adam R. Cook, Incorporator

State of Utah              )
                           :ss.
County of Salt Lake        )

         On the 2nd day of May, 2003, personally appeared before me, a notary public (or judge or other authorized person, as the case may be), duly commissioned and sworn, Adam R. Cook, personally known or proven to me on the basis of satisfactory evidence to be the person whose name is subscribed to the foregoing instrument and who acknowledged that she executed the instrument.

         IN WITNESS WHEREOF, I have executed this notary and affixed my official seal.

                                                              NOTARY SEAL


/s/ Sara Marchant
---------------------------
NOTARY PUBLIC

My Commission Expires: 4-3-05

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